UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2018

Federal Home Loan Bank of Topeka

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 SW Wanamaker Road, Topeka, Kansas		66606

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		785.233.0507

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors
On October 4, 2018, Mr. Mark W. Schifferdecker, President and CEO of GNBank, Girard, Kansas, was deemed elected as a member director of the Federal Home Loan Bank of Topeka (FHLBank) from the State of Kansas for a four-year term commencing January 1, 2019, and expiring December 31, 2022.
The member directorship is being filled without election because only one nominee, Mr. Schifferdecker, accepted the nomination for the one member directorship up for election in Kansas in 2018. Mr. Schifferdecker was deemed elected to FHLBank’s board of directors in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932, as amended (Bank Act), and the regulations of the Federal Housing Finance Agency (FHFA).
At the time of filing there has been no determination on which committees Mr. Schifferdecker may serve in 2019.
Pursuant to the Bank Act and FHFA regulations, the majority of FHLBank’s directors, known as member directors, are elected by FHLBank’s membership in each state. The remaining directors, known as independent directors, are elected through district-wide elections. In the normal course of its business, FHLBank extends credit to members whose officers or directors may serve as member directors of FHLBank. All loans extended by FHLBank to such members are on market terms that are no more favorable to them than the terms of comparable transactions with other members.
FHLBank will compensate its directors pursuant to FHLBank’s 2019 Board of Directors Compensation Policy, which will become effective on January 1, 2019. The purpose of the Board of Directors Compensation Policy is to provide directors reasonable compensation for their time and effort exerted in performing their duties as directors of FHLBank.

FHLBank directors will be compensated for their time while serving as directors through the payment of fees that are intended to compensate directors for their time preparing for and attending board and committee meetings and fulfilling the other obligations of a director of FHLBank. The 2019 Board of Directors Compensation Policy establishes a Maximum Annual Compensation, which generally provides that a director (other than board chair, board vice chair, and committee chairs) may be paid a total of $107,500. The board chair is subject to a Maximum Annual Compensation of $137,500 and the board vice chair and those directors serving as committee chairs are subject to Maximum Annual Compensation of $117,500. In the event an individual serves as both vice chair and as a committee chair, that individual shall be entitled to an increase of $5,000 in his or her Maximum Annual Compensation. Directors will receive one quarter of the Maximum Annual Compensation following the end of each calendar quarter. Directors will also be entitled to reimbursement for all necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties. Directors may realize the benefit of reasonable spouse/partner/significant other/family guest travel expenses that qualify as perquisites for one meeting per calendar year as designated by the chair of the board.
The foregoing description of the 2019 Board of Directors Compensation Policy is qualified in its entirety by reference to the copy of the 2019 Board of Directors Compensation Policy attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 2019 Board of Directors Compensation Policy.

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Exhibit Index

Exhibit No.	Description

10.1	2019 Board of Directors Compensation Policy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

October 4, 2018	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: Executive Vice President, Chief Compliance and Ethics Officer and General Counsel